    Press Release

UGI Reports Strong Fiscal 2024 Results
Issues Fiscal 2025 Guidance
November 21, 2024

VALLEY FORGE, PA - UGI Corporation (NYSE: UGI) today reported financial results for the fiscal year ended September 30, 2024 and provided guidance for fiscal year 2025.

HEADLINES
•GAAP net income of $269 million and adjusted net income of $658 million compared to GAAP net loss of $(1,502) million and adjusted net income of $613 million in the prior year.
•GAAP diluted earnings per share (“EPS”) of $1.25 and adjusted diluted EPS of $3.06 compared to GAAP diluted (loss) EPS of $(7.16) and adjusted diluted EPS of $2.84 in the prior year.
•Solid growth in reportable segments earnings before interest expense and income tax1 ("EBIT"), delivering $1,178 million compared to $1,158 million in the prior year.
•Achieved $75 million reduction in operating and administrative expenses across all segments, when compared to the prior year.
•Deployed ~$900 million of capital with 80% allocated in aggregate to the regulated utilities, primarily for infrastructure replacement and betterment, and the Midstream and Marketing segment.
•Paid dividends for the 140th consecutive year, delivering a 10-year compound annual growth rate of 6%.
•Issues fiscal 2025 adjusted diluted EPS guidance range of $2.75 - $3.052.

“Fiscal 2024 was a pivotal year for UGI as we embarked on a multi-year journey to unlock greater value for shareholders," said Mario Longhi, Board Chair of UGI Corporation. "Strong execution against our strategy led to record EBIT from our natural gas businesses, sustainable reductions in operating and administrative expenses, disciplined capital deployment, improved liquidity, and greater financial flexibility within our balance sheet. We have laid a solid foundation and with Bob's leadership, I am confident in UGI’s ability to create further value for our customers, employees and shareholders."

Robert Flexon, President and Chief Executive Officer of UGI Corporation said, "Looking ahead, fiscal 2025 will be an important year as we continue to reset the business and better position UGI to advance on its value creation strategy. We must leverage our highly attractive asset base and build on operational capabilities and strengths to drive meaningful improvement in the company's financial profile. I am excited to work with the team to create a culture that embodies high performance, operational excellence, superior customer service and a relentless desire for sustainable growth.

2025 OUTLOOK
UGI provides an adjusted EPS guidance range of $2.75 - $3.052 per diluted share for the fiscal year ending September 30, 2025. This guidance range assumes normal weather and the current tax regime.

EARNINGS CALL and WEBCAST
UGI Corporation will hold a live Internet Audio Webcast of its conference call to discuss Fiscal 2024 earnings and other current activities at 9:00 AM ET on Friday, November 22, 2024. Interested parties may listen to the audio webcast both live and in replay on the Internet at https://www.ugicorp.com/investors/financial-reports/presentations or by visiting the company website https://www.ugicorp.com and clicking on Investors and then Presentations. A replay of the webcast will be available after the event through to 11:59 PM ET November 21, 2025.

CONTACT INVESTOR RELATIONS
Tel: +1 610-337-1000
Tameka Morris, ext. 6297

Arnab Mukherjee, ext. 7498

ABOUT UGI
UGI Corporation (NYSE: UGI) is a distributor and marketer of energy products and services in the US and Europe. UGI offers safe, reliable, affordable, and sustainable energy solutions to customers through its subsidiaries, which provide natural gas transmission and distribution, electric generation and distribution, midstream services, propane distribution, renewable natural gas generation, distribution and marketing, and energy marketing services.

Comprehensive information about UGI Corporation is available on the Internet at https://www.ugicorp.com.

USE OF NON-GAAP MEASURES
Management uses “adjusted net income attributable to UGI Corporation” and "adjusted diluted earnings per share," both of which are non-GAAP financial measures, when evaluating UGI's overall performance. Management believes that these non-GAAP measures provide meaningful information to investors about UGI’s performance because they eliminate the impacts of (1) gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions and (2) other significant discrete items that can affect the comparison of period-over-period results. Volatility in net income attributable to UGI can occur as a result of gains and losses on commodity and certain foreign currency derivative instruments not associated with current-period transactions but included in earnings in accordance with U.S. generally accepted accounting principles ("GAAP").

Non-GAAP financial measures are not in accordance with, or an alternative to, GAAP and should be considered in addition to, and not as a substitute for, the comparable GAAP measures.

Tables on the last page of this press release reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to above.

1Reportable segments' EBIT represents an aggregate of our reportable operating segment level EBIT as determined in accordance with GAAP.

2Because we are unable to predict certain potentially material items affecting diluted earnings per share on a GAAP basis, principally mark-to-market gains and losses on commodity and certain foreign currency derivative instruments, we cannot reconcile the fiscal year 2025 adjusted diluted earnings per share, a non-GAAP measure, to diluted earnings per share, the most directly comparable GAAP measure, in reliance on the “unreasonable efforts” exception set forth in SEC rules.

USE OF FORWARD-LOOKING STATEMENTS
This press release contains statements, estimates and projections that are forward-looking statements (as defined in Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended). Such statements use forward-looking words such as “believe,” “plan,” “anticipate,” “continue,” “estimate,” “expect,” “may,” or other similar words and terms of similar meaning, although not all forward-looking statements contain such words. These statements discuss plans, strategies, events or developments that we expect or anticipate will or may occur in the future. Management believes that these are reasonable as of today’s date only. Actual results may differ significantly because of risks and uncertainties that are difficult to predict and many of which are beyond management’s control; accordingly, there is no assurance that results will be realized. You should read UGI’s Annual Report on Form 10-K for a more extensive list of factors that could affect results. We undertake no obligation (and expressly disclaim any obligation) to update publicly any forward-looking statement, whether as a result of new information or future events, except as required by the federal securities laws.

SEGMENT RESULTS ($ in millions, except where otherwise indicated)
Utilities

For the year ended September 30,	2024	2023	Increase (Decrease)
Revenues	$1,598	$1,854	$(256)	(14)%
Total margin (a)	$924	$877	$47	5%
Operating and administrative expenses	$363	$368	$(5)	(1)%
Operating income	$394	$357	$37	10%
Earnings before interest expense and income taxes	$400	$365	$35	10%

Gas Utility system throughput - billions of cubic feet
Core market	93	96	(3)	(3)%
Total	378	375	3	1%
Natural gas heating degree days - % warmer than normal	(16.0)%	(11.7)%
Capital expenditures	$482	$563	$(81)	(14)%
•Temperatures were 16% warmer than normal and 5% warmer than the prior-year period.
•Core market volumes slightly declined as the effect of warmer weather was largely offset by growth in core market customers.
•Total margin increased $47 million primarily due to higher gas and electric base rates, higher Distribution System Improvement Charge (DSIC) benefits, and continued customer growth.
•Operating and administrative expenses decreased $5 million reflecting reduced uncollectible accounts expenses.
•Operating income increased $37 million due to the higher total margin ($47 million) and lower operating and administrative expenses, partially offset by higher depreciation expense ($14 million) from continued distribution system capital expenditure activity.
(a) Total margin represents total revenue less total cost of sales. In the case of the Utilities, total margin is also reduced by certain revenue-related taxes.

Midstream & Marketing

For the year ended September 30,	2024	2023	Increase (Decrease)
Revenues	$1,369	$1,847	$(478)	(26)%
Total margin (a)	$505	$487	$18	4%
Operating and administrative expenses	$125	$133	$(8)	(6)%
Operating income	$301	$285	$16	6%
Earnings before interest expense and income taxes	$313	$291	$22	8%

Heating degree days - % warmer than normal	(13.3)%	(11.0)%
Capital expenditures	$150	$130	$20	15%

•Temperatures were 13% warmer than normal and 5% warmer than the prior-year period.

•Total margin increased $18 million reflecting increased margins from capacity management due to higher basis and storage values ($31 million), partially offset by lower margin from renewable energy marketing activities ($8 million) and natural gas gathering contracts ($7 million).

•Operating and administrative expenses decreased $8 million reflecting lower salaries and benefits and maintenance expenses.

•Operating income increased $16 million due to higher total margin and reduced operating and administrative expenses, partially offset by lower other operating income ($10 million) primarily from storage farmout contracts.

•EBIT increased $22 million due to an increase in operating income and higher income from equity method investments ($5 million) largely associated with the Pine Run midstream natural gas gathering system.

UGI International

For the year ended September 30,	2024	2023	Increase (Decrease)
Revenues	$2,279	$2,965	$(686)	(23)%
Total margin (a)	$978	$920	$58	6%
Operating and administrative expenses	$578	$623	$(45)	(7)%
Operating income	$311	$215	$96	45%
Earnings before interest expense and income taxes	$323	$234	$89	38%

LPG retail gallons sold (millions)	725	729	(4)	(1)%
Heating degree days - % warmer than normal	(11.8)%	(10.5)%
Capital expenditures	$87	$129	$(42)	(33)%
Base-currency results are translated into U.S. dollars based upon exchange rates experienced during the reporting periods. The functional currency of a significant portion of our UGI International results is the euro and, to a much lesser extent, the British pound sterling. During Fiscal 2024 and Fiscal 2023, the average unweighted euro-to-dollar translation rates were $1.08 and $1.07, respectively, and the average unweighted British pound sterling-to-dollar translation rate were $1.27 and $1.23, respectively.
•Temperatures were 12% warmer than normal and 2% warmer than the prior-year period.
•Retail gallons were comparable as the effects of warmer weather were partially offset by higher volumes from natural gas to LPG conversions and autogas customers.
•Total margin increased $58 million reflecting higher LPG unit margins, the translation effects of the stronger foreign currencies ($20 million) and, to a much lesser extent, increased total margin from energy marketing operations.
•Operating and administrative expenses decreased $45 million primarily due to the effect of exiting the non-core energy marketing business and lower personnel-related, maintenance and advertising expenses. These decreases were partially offset by the translation effects of the stronger foreign currencies ($12 million).
•Operating income increased $96 million due to higher total margin ($58 million), lower operating and administrative expenses ($45 million) and higher gain from asset sales ($4 million), partially offset by lower foreign currency transaction gains ($6 million) and lower cylinder deposit income ($6 million).
•Earnings before interest expense and income taxes increased $89 million reflecting higher operating income partially offset by lower realized gains on foreign currency exchange contracts ($4 million).

AmeriGas Propane

For the year ended September 30,	2024	2023	(Decrease) increase
Revenues	$2,271	$2,581	$(310)	(12)%
Total margin (a)	$1,212	$1,331	$(119)	(9)%
Operating and administrative expenses	$933	$950	$(17)	(2)%
Operating income / earnings before interest expense and income taxes	$142	$268	$(126)	(47)%

Retail gallons sold (millions)	737	823	(86)	(10)%
Heating degree days - % colder (warmer) than normal	(8.0)%	0.5%
Capital expenditures	$86	$134	$(48)	(36)%
•Temperatures were 8% warmer than normal and the prior-year period.
•Retail gallons sold decreased 10% largely due to the continuation of customer attrition and the effects of the warmer weather.
•Total margin decreased $119 million reflecting lower retail volumes sold.
•Operating and administrative expenses decreased $17 million reflecting, among other things, lower compensation expenses and advertising expenses.
•Operating income and EBIT decreased $126 million due to lower total margin and a decrease in other income ($23 million) associated with lower gains on asset sales, partially offset by reduced operating and administrative expenses.

REPORT OF EARNINGS - UGI CORPORATION

(Millions of dollars, except per share) Unaudited	Three Months Ended September 30,		Twelve Months Ended September 30,
	2024	2023	2024	2023
Revenues:
Utilities	$202	$210	$1,598	$1,854
Midstream & Marketing	239	261	1,369	1,847
UGI International	426	529	2,279	2,965
AmeriGas Propane	402	434	2,271	2,581
Corporate & Other (a)	(27)	(30)	(307)	(319)
Total revenues	$1,242	$1,404	$7,210	$8,928
(Loss) earnings before interest expense and income taxes:
Utilities	$—	$(2)	$400	$365
Midstream & Marketing	15	38	313	291
UGI International	18	18	323	234
AmeriGas Propane	(40)	28	142	268
Total reportable segments	(7)	82	1,178	1,158
Corporate & Other (a)	(249)	173	(444)	(2,616)
Total (loss) earnings before interest expense and income taxes	(256)	255	734	(1,458)
Interest expense:
Utilities	(24)	(20)	(93)	(82)
Midstream & Marketing	(12)	(12)	(41)	(45)
UGI International	(11)	(11)	(44)	(37)
AmeriGas Propane	(34)	(41)	(156)	(163)
Corporate & Other, net (a)	(17)	(14)	(60)	(52)
Total interest expense	(98)	(98)	(394)	(379)
(Loss) income before income taxes	(354)	157	340	(1,837)
Income tax benefit (expense )	81	(26)	(71)	335
Net (loss) income attributable to UGI Corporation	(273)	131	269	(1,502)
(Loss) earnings per share attributable to UGI Corporation shareholders:
Basic	$(1.27)	$0.62	$1.27	$(7.16)
Diluted	$(1.27)	$0.61	$1.25	$(7.16)
Weighted Average common shares outstanding (thousands):
Basic	214,905	209,767	211,309	209,806
Diluted	215,368	215,371	215,271	209,806
Supplemental information:
Net (loss) income attributable to UGI Corporation:
Utilities	$(17)	$(15)	$237	$219
Midstream & Marketing	4	28	238	193
UGI International	49	22	262	172
AmeriGas Propane	(40)	(16)	(23)	71
Corporate & Other (a)	(269)	112	(445)	(2,157)
Total net (loss) income attributable to UGI Corporation	$(273)	$131	$269	$(1,502)
(a)Corporate & Other includes specific items attributable to our reportable segments that are not included in profit measures used by our chief operating decision maker in assessing our reportable segments' performance or allocating resources. These specific items are shown in the section titled "Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share" below. Corporate & Other also includes the elimination of certain intercompany transactions.

Non-GAAP Financial Measures - Adjusted Net Income Attributable to UGI and Adjusted Diluted Earnings Per Share
(unaudited)

The following tables reconcile net income attributable to UGI Corporation, the most directly comparable GAAP measure, to adjusted net income attributable to UGI Corporation, and reconcile diluted earnings per share, the most comparable GAAP measure, to adjusted diluted earnings per share, to reflect the adjustments referred to previously:

Fiscal Year Ended September 30,	2024	2023
Adjusted net income (loss) attributable to UGI Corporation (millions):
Net income (loss) attributable to UGI Corporation	$269	$(1,502)
Net (gains) losses on commodity derivative instruments not associated with current-period transactions (net of tax of $17 and $(419), respectively)	(60)	1,225
Unrealized losses on foreign currency derivative instruments (net of tax of $(9) and $(11), respectively)	22	27
Loss associated with impairment of AmeriGas Propane goodwill (net of tax of $(3) and $4, respectively)	192	660
Loss on extinguishment of debt (net of tax of $(3) and $(2), respectively)	6	7
Business transformation expenses (net of tax of $0 and $(3), respectively)	—	7
AmeriGas operations enhancement for growth project (net of tax of $(6) and $(6), respectively)	19	18
Restructuring costs (net of tax of $(20) and $0, respectively)	56	—
Costs associated with exit of the UGI International energy marketing business (net of tax of $(15) and $(67), respectively)	69	181
Net gain on sale of UGI headquarters building (net of tax of $0 and $4, respectively)	—	(10)
Loss on disposal of UGID (net of tax of $(11) and $0, respectively)	55	—
Impairment of equity method investments and assets (net of tax of $(3) and $0, respectively)	30	—
Total adjustments (1) (2)	389	2,115
Adjusted net income attributable to UGI Corporation	$658	$613

Adjusted diluted earnings per share:
UGI Corporation earnings (loss) per share - diluted (3)	$1.25	$(7.16)
Net losses (gains) losses on commodity derivative instruments not associated with current-period transactions	(0.28)	5.77
Unrealized losses on foreign currency derivative instruments	0.10	0.13
Loss associated with impairment of AmeriGas Propane goodwill	0.89	3.14
Loss on extinguishment of debt	0.03	0.03
Business transformation expenses	—	0.03
AmeriGas operations enhancement for growth project	0.09	0.09
Restructuring costs	0.26	—
Cost associated with exit of the UGI International energy marketing business	0.32	0.86
Net gain on sale of UGI headquarters building	—	(0.05)
Loss on disposal of UGID	0.26	—
Impairment of equity method investments and assets	0.14	—
Total adjustments (1)	1.81	10.00
Adjusted diluted earnings per share (3)	$3.06	$2.84

(1)Corporate & Other includes certain adjustments made to our reporting segments in arriving at net income attributable to UGI Corporation. These adjustments have been excluded from the segment results to align with the measure used by our chief operating decision maker in assessing segment performance and allocating resources.
(2)Income taxes associated with pre-tax adjustments determined using statutory business unit tax rates.
(3)The loss per share for Fiscal 2023, was determined excluding the effect of 6.13 million dilutive shares as the impact of such shares would have been antidilutive due to the net loss for the period, while the adjusted earnings per share for Fiscal 2023, was determined based upon fully diluted shares of 215.94 million.